CONSENT

      THIS CONSENT is made as of September 25, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time by the undersigned in writing, this "Consent"), by Financial Security Assurance Inc., a New York stock insurance company ("Financial Security"), pursuant to (i) Section
2.03 of the Insurance and Indemnity Agreement, dated as of November 21, 1995 (the "Series 1995-1 Insurance Agreement"), among Financial Security, National Financial Auto Funding Trust, a Delaware business trust ("Funding Trust I"), and National Auto Finance Company, Inc., a Delaware corporation ("National Auto") (formerly National Auto Finance Company L.P., a Delaware limited partnership),
(ii) Section 2.03 of the Insurance and Indemnity Agreement, dated as of November 13, 1996 (the "Series 1996-1 Insurance Agreement"), among Financial Security, Funding Trust I and National Auto and (iii) Sections 2.06 and 2.09 of the Insurance and Indemnity Agreement, dated as of July 23, 1997 (the "Series 1997-1 Insurance Agreement"; the Series 1995-1 Insurance Agreement, the Series 1996- 1 Insurance Agreement and the Series 1997-1 Insurance Agreement each an "Insurance Agreement" and collectively, the "Insurance Agreements"), among Financial Security, National Auto Finance 1997-1 Trust, a Delaware business trust, Funding Trust I and National Auto. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Insurance Agreement or Insurance Agreements with respect to which such terms are used.

                                   RECITALS

      WHEREAS, Funding Trust I desires to pledge to Bankers Trust Company, as Trustee of National Financial Auto Receivables Master Trust (the "Trustee"), the property identified as the Recourse Property in that certain Consent and Amendment, made as of September 25, 1997 (the "Consent and Amendment"), among Funding Trust I, National Auto, First Union National Bank of North Carolina and the Trustee.

      WHEREAS, the execution and delivery by National Auto and Funding Trust I of the Consent and Amendment without Financial Security's written consent would be in violation of their respective covenants set forth in each of the Insurance Agreements not to pledge any of the property of Funding Trust I without Financial Security's written consent.

      NOW, THEREFORE, for purposes of the provisions of the Insurance Agreements set forth below, Financial Security hereby provides its consent to the execution and delivery of the Consent and Amendment in the form attached hereto as Exhibit A, but solely to the extent that the execution and delivery of such Consent and Amendment by National Auto and Funding Trust I would otherwise result in a violation of the following provisions of the Insurance Agreements:

      (a)   Sections 2.03(e) and (i) of the 1995 Insurance Agreement;

      (b)   Sections 2.03(e) and (i) of the 1996 Insurance Agreement; and

      (c)   Sections 2.06(e) and (i) of the 1997 Insurance Agreement.





                    [Remainder of Page Intentionally Blank]




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
      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the day and year first above written.


                                    FINANCIAL SECURITY ASSURANCE INC.


                                    By: ______________________________________
                                        Name:
                                        Title:





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
                                                                    EXHIBIT A



                            CONSENT AND AMENDMENT




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